EXHIBIT 99.1

Date: November 29, 2012	Media Contact:

Michael Kinney

732-938-1031

mkinney@njresources.com

Investor Contact:

Dennis Puma

732-938-1229

dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF

IMPROVED FINANCIAL PERFORMANCE

11.1 Percent Total Shareowner Return in Fiscal 2012;

Net Financial Earnings Grow by 5 Percent

WALL, NJ – New Jersey Resources (NYSE:NJR) today reported fiscal 2012 net financial earnings per share increased 5 percent over the same period last year.

A reconciliation of net income to net financial earnings for the fourth quarter and fiscal years 2012 and 2011 is provided below.

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands)	2012	2011	2012	2011
Net (loss) income	$(8,693)	$(7,511)	$92,879	$101,299
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	11,505	(10,515)	22,631	23,320
Effects of economic hedging related to natural gas inventory, net of taxes	(13,959)	18,701	(3,093)	(18,086)

Net financial (loss) earnings	$(11,147)	$675	$112,417	$106,533

Weighted Average Shares Outstanding
Basic	41,604	41,442	41,527	41,359
Diluted	41,709	41,633	41,632	41,568

Basic (loss) earnings per share	$(0.21)	$(0.18)	$2.24	$2.45

Basic net financial (loss) earnings per share	$(0.27)	$0.02	$2.71	$2.58

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

-more-

NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE

11.1 Percent Total Shareowner Return in Fiscal 2012; Net Financial Earnings Grow by 5 Percent

•	Net Financial Earnings Per Share Increase; 11.1 Percent Total Shareowner Return on Investment

For fiscal 2012, NJR reported net financial earnings of $112.4 million, or $2.71 per share, compared with $106.5 million, or $2.58 per share, in fiscal 2011. During the fourth quarter of fiscal 2012, the company’s net financial loss was $11 million, compared with net financial earnings of $675,000 in the same period last year. The improvement in annual earnings was driven by three of NJR’s subsidiaries – the company’s core subsidiary, New Jersey Natural Gas, its renewable energy segment, NJR Clean Energy Ventures and NJR Home Services, the company’s retail and appliance service subsidiary. The loss in the fourth quarter, which was expected, was due primarily to weaker results at NJR Energy Services.

NJR’s shareowners were provided a one-year total return of 11.1 percent on their investment, including reinvested dividends.

“Fiscal 2012 was a year marked by milestones, including the 30th anniversary of New Jersey Resources and our listing on the New York Stock Exchange and the 60th anniversary of New Jersey Natural Gas,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “But there is nothing I am more proud of then the unwavering dedication of our entire team in response to the recent devastation caused by Superstorm Sandy. It’s commitment like this that drives our company forward and will continue to drive our performance year after year. Our thoughts and sympathy are with those affected by the storm as we continue to work tirelessly on their behalf.”

•	Board of Directors Declares Dividend; Marks 17 Consecutive Years of Quarterly Dividends

On November 13, 2012, NJR announced that its board of directors unanimously declared a quarterly dividend on its common stock of $.40 per share. The dividend will be payable on December 31, 2012 to shareowners of record on December 14, 2012. NJR has paid quarterly dividends continuously since its inception in 1952.

•	Share Repurchase Update

NJR purchased 200,300 shares of common stock under its share repurchase plan during fiscal 2012, at a cost of $8.8 million. The plan authorizes NJR to purchase its shares on the open market or in negotiated transactions, based on market and other financial conditions. Since its inception in September 1996, NJR has invested over $227 million to repurchase 7.5 million shares at a split-adjusted, average price of $30.31 per share. Approximately 1.2 million shares remain authorized under the repurchase plan.

•	New Jersey Natural Gas Reports Another Strong Fiscal Year; Conversions Increase 13 Percent

Fiscal 2012 net financial earnings for New Jersey Natural Gas (NJNG), the company’s regulated utility subsidiary, were $73.2 million, compared with $71.3 million for fiscal 2011. Steady customer growth and the continued impact of accelerated infrastructure programs were the primary drivers.

NJNG added 6,704 new customers in fiscal 2012, compared with 6,783 in fiscal 2011. Of these new customers, 3,847, or 57 percent, converted from other fuels, a 13 percent increase over fiscal 2011. Additionally, 539 existing non-heat customers converted to natural gas heat in fiscal 2012. NJNG expects these new customers and conversions to contribute approximately $3.7 million annually to utility gross margin. NJNG currently expects to add, in total, 12,000 to 14,000 new customers during fiscal 2013 and 2014, representing a new customer annual growth rate of 1.3 percent. For more information on utility gross margin, please see Non-GAAP Financial Information below.

more-

NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE

11.1 Percent Total Shareowner Return in Fiscal 2012; Net Financial Earnings Grow by 5 Percent

“Thanks to the efforts of our team, New Jersey Natural Gas had another strong year,” continued Downes. “And for the fourth consecutive year, our customers rated us “Highest in Customer Satisfaction With Residential Natural Gas Service in the Eastern U.S. among Large Utilities,” according to the J.D. Power and Associates 2012 Gas Utility Residential Customer Satisfaction StudySM. For the second year in a row, we were rated “Highest in Customer Satisfaction With Business Natural Gas Service in the Eastern U.S.,” according to the J.D. Power and Associates 2012 Gas Utility Business Customer Satisfaction StudySM.”

•	SAFE Infrastructure Investment Approved; Regulated Infrastructure Update

On October 23, 2012, NJNG received approval from the New Jersey Board of Public Utilities (BPU) to implement its Safety Acceleration and Facility Enhancement (SAFE) program. Through SAFE, NJNG will accelerate the replacement of 276 miles, or approximately 50 percent, of the cast iron and unprotected steel distribution mains, along with all associated services, in its delivery system, over the next four years.

Similar to NJNG’s Accelerated Infrastructure Programs (AIP I and AIP II), SAFE will expedite previously planned capital projects to further ensure the reliability and integrity of its delivery system and meet the energy needs of its growing customer base. This directly aligns with the state’s Energy Master Plan, which emphasizes investment in natural gas infrastructure as a way to lower energy costs for its residents while also enhancing energy security.

“Through our SAFE program, we continue to ensure safe and reliable service to all our customers throughout our service territory,” continued Downes. “Additionally, according to a formula derived from a study by the Rutgers University Bloustein School of Planning and Public Policy, we expect these infrastructure projects will create over 1,325 direct and indirect jobs and add approximately $100 million to the state’s economy over the four-year period.”

NJNG will seek to recover its four-year investment of $130 million of SAFE replacements, including a weighted average cost of capital (WACC) of 6.9 percent, during its next base rate case, which will be filed no later than November 2015. There is no immediate impact on customer rates as a result of the approval of SAFE.

In fiscal 2012, construction was completed on capital projects under NJNG’s AIP I. Capital spending on AIP II projects in fiscal 2012 was $46.7 million. Remaining AIP II projects, totaling approximately $7 million, will be completed in the first quarter of fiscal 2013. AIP I and AIP II expenditures are recovered annually through base rates at a WACC of 7.76 percent and 7.12 percent, respectively.

Based on BPU approval granted in June 2012, NJNG will build between five and seven compressed natural gas (CNG) refueling stations at host facilities within its service territory in fiscal 2013. NJNG will install, own and maintain the CNG infrastructure, and the host company will be required to make the station open to the public and use initially at least 20 percent of the refueling capacity. This $10 million investment will help grow New Jersey’s natural gas vehicle (NGV) market, providing both economic and environmental benefits for the state. Interest has been strong from municipalities, commercial fleets and heavy equipment operators. NJNG is authorized by the BPU to earn an overall return of 7.1 percent on this $10 million investment.

more-

NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE

11.1 Percent Total Shareowner Return in Fiscal 2012; Net Financial Earnings Grow by 5 Percent

•	New Jersey Natural Gas Supply Incentive Program Update

In fiscal 2012, NJNG’s natural gas supply incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management programs, earned the company $9.4 million of gross margin, compared with $9.3 million in fiscal 2011. NJNG shares the margin from these incentive programs with customers and shareowners, according to a gross margin-sharing formula authorized by the BPU in place through October 31, 2015. This agreement also permits NJNG to annually propose a process to evaluate and discuss alternative incentive programs. Since inception in 1992, these incentive programs have saved customers $590 million.

•	The SAVEGREEN Project® Update

During fiscal 2012, The SAVEGREEN Project, NJNG’s energy-efficiency program, provided rebates and incentives totaling $16.2 million to help customers make the move to high-efficiency equipment more affordable. Additionally, in fiscal 2012 SAVEGREEN performed 6,031 home energy audits to identify energy-efficiency opportunities with an emphasis on whole-house improvements to further increase energy savings.

Since its inception in 2009, SAVEGREEN has helped over 17,868 customers save on their energy costs with rebates and incentives totaling $29.2 million. Also, with 1,287 contractors now participating in SAVEGREEN, the program has resulted in over $141.8 million in economic activity for New Jersey. NJNG is authorized to earn an overall return of 7.76 percent on its 2009, 2010 and 2011 SAVEGREEN investments and 7.1 percent on its 2012 investments, all of which include a 10.3 percent return on equity, with an equity ratio of 51.8 percent.

Based upon the benefits provided to customers, NJNG filed with the BPU to extend SAVEGREEN through December 2016 and awaits approval.

•	NJR Clean Energy Ventures Enters Onshore Wind Market; The Sunlight Advantage® Reaches Milestone

Fiscal 2012 net financial earnings at NJR Clean Energy Ventures (NJRCEV), the company’s renewable energy segment, were $19.5 million, compared with $6.8 million in fiscal 2011, representing 17 percent of NJR’s total net financial earnings for fiscal 2012. For the three-month period ended September 30, 2012, the company’s net financial loss was $1.4 million, compared with net financial earnings of $1.3 million during the same period last year.

Through September 30, 2012, NJRCEV has invested approximately $127 million in nine commercial solar installations, with a total capacity of 27.6 megawatts in Monmouth, Mercer, Middlesex and Cumberland counties in New Jersey. A $20 million, 6.7 megawatt ground-mounted project in Medford, New Jersey began generating energy in October 2012. NJRCEV expects a $6.9 million, 2.4 megawatt rooftop project, which will supply power to the Wakefern Food Corp. distribution center in Keasbey, New Jersey, to be completed during the first quarter of fiscal 2013.

With the success of its innovative Sunlight Advantage program, NJRCEV is now the second largest residential solar lease provider in the state. The program, which offers homeowners the benefits of solar energy without the need for upfront investment, added its 1,000th customer in the fourth quarter of fiscal 2012. Since its inception in 2010, at the current utility electric rates, The Sunlight Advantage is estimated to save homeowners over $630,000 in electric costs after lease payments on an annualized basis.

more-

NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE

11.1 Percent Total Shareowner Return in Fiscal 2012; Net Financial Earnings Grow by 5 Percent

In fiscal 2012, NJRCEV entered the onshore wind market, further diversifying its renewable energy portfolio. NJRCEV acquired approximately 20 percent ownership in OwnEnergy, Inc., a leading developer in the mid-size and community wind project sectors. This $8.8 million investment provides NJRCEV with the option, but not the obligation, to purchase shovel-ready onshore wind projects that meet its preferred investment criteria.

•	NJR Energy Services Reports Results

Net financial earnings for NJR Energy Services (NJRES), the wholesale energy subsidiary of NJR, were $10.8 million in fiscal 2012, compared with $18.6 million in fiscal 2011. Challenged with historically low prices and diminished volatility, NJRES identified new growth opportunities in the producer services marketplace. NJRES also added new counterparties, as well as strategic storage and transportation assets to its holdings, and continues to expand its geographic footprint by adding Rockies and Pacific Northwest assets to its existing portfolio, which includes 35.3 billion cubic foot (Bcf) of firm storage capacity and 1.14 Bcf/day of firm transportation. NJRES’ results include a $1.4 million charge, recognized in the fourth quarter of fiscal 2012, related to its exposure to the liquidation of MF Global. NJRES sold its claim against MF Global to a third party in October 2012, and the actual loss on the sale was $1.4 million.

•	NJR Energy Holdings Update

NJR’s natural gas storage and transportation pipeline segment, NJR Energy Holdings, reported fiscal 2012 net financial earnings of $6.7 million, compared with $6.8 million in fiscal 2011. This segment consists of NJR’s 50 percent equity ownership in Steckman Ridge, a 12 Bcf natural gas storage facility in southwestern Pennsylvania jointly owned with Spectra Energy and NJR’s 5.5 percent equity investment in Iroquois Pipeline, which brings natural gas from eastern Canada to the metropolitan region.

•	NJR Home Services Expands Service Territory and Product Line; Announces Higher Results

Net financial earnings for NJR Home Services (NJRHS), the company’s unregulated retail and appliance service subsidiary, were $2.5 million in fiscal 2012, compared with $2.4 million in fiscal 2011. Fiscal 2011 results included $569,000 of investment tax credits (ITCs) associated with the company’s pilot residential solar program. All solar investment activity was transferred to NJRCEV in April 2011.

In fiscal 2012, NJRHS extended its service territory to include Sussex, Warren and Hunterdon counties in New Jersey and expanded its successful service plan product line with the addition of electrical and plumbing service contracts. In fiscal 2012, NJRHS saw continued growth in its residential solar installation services, which include both lease and purchase plans, equipment installations, premier service plans and standby generator sales.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 9 a.m. ET. A few minutes prior to the webcast, go to www.njresources.com and choose “Investor Relations,” then click just below the microphone under the heading “Latest Webcast” on the Investor Relations home page.

more-

NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE

11.1 Percent Total Shareowner Return in Fiscal 2012; Net Financial Earnings Grow by 5 Percent

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather and economic conditions; demographic changes in NJNG’s service territory and their effect on NJNG customer growth; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s BGSS incentive programs, NJRES’ operations and on NJR’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to NJR; the impact of volatility in the credit markets; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and postemployment benefit plans as a result of downturns in the financial markets, and impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties, liquidity in the wholesale energy trading market; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with the management of NJR’s joint ventures and partnerships; risks associated with our investments in renewable energy projects and our investment in an onshore wind developer, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects, NJR’s eligibility for ITCs, the future market for Solar Renewable Energy Certificates (SRECs) the potential expiration of the production tax credits (PTCs) and operational risks related to projects in service; timing of qualifying for ITCs due to delays or failures to complete planned solar energy projects and the resulting effect on our effective tax rate and earnings; the level and rate at which NJNG’s costs and expenses are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce; the regulatory and pricing policies of federal and state regulatory agencies; the possible expiration of NJNG’s Conservation Incentive Program (CIP), the costs of compliance with the proposed regulatory framework for over-the-counter derivatives; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; and the impact of natural disasters, terrorist activities, and other extreme events on our operations and customers, including the impacts associated with Superstorm Sandy. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K.

Non-GAAP Financial Information

This press release includes the non-GAAP measures net financial earnings (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.

more-

NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE

11.1 Percent Total Shareowner Return in Fiscal 2012; Net Financial Earnings Grow by 5 Percent

Net financial earnings (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Natural gas costs, sales and other taxes and regulatory rider expenses are passed through to customers and therefore have no effect on gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and renewable energy services, including transportation, distribution and asset management. With annual revenues of $3 billion, NJR is comprised of five key businesses:

•

New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains 7,000 miles of natural gas transportation and distribution infrastructure to serve approximately half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris and Middlesex counties.

•

NJR Clean Energy Ventures is a leading renewable energy company that invests in, owns and operates solar and onshore wind projects with a total capacity in excess of 42 megawatts providing residential and commercial customers with low carbon solutions.

•	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides customized energy solutions to its customers across North America.

•

NJR Home Services is a premier provider of heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to nearly 135,000 residential homes and businesses throughout New Jersey.

•

NJR Energy Holdings invests and maintains equity ownership in natural gas storage and transportation pipelines and serves companies from local distributors and producers to electric generators and wholesale marketers.

NJR and its more than 900 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR, visit www.njresources.com, “Like” us at

facebook.com/NewJerseyNaturalGas or follow us on Twitter @NJNaturalGas.

more-

NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE

11.1 Percent Total Shareowner Return in Fiscal 2012; Net Financial Earnings Grow by 5 Percent

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

NEW JERSEY RESOURCES

A reconciliation of Net income at NJR to Net financial earnings, is as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands)	2012	2011	2012	2011
Net (loss) income	$(8,693)	$(7,511)	$92,879	$101,299
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	11,505	(10,515)	22,631	23,320
Effects of economic hedging related to natural gas inventory, net of taxes	(13,959)	18,701	(3,093)	(18,086)

Net financial (loss) earnings	$(11,147)	$675	$112,417	$106,533

Weighted Average Shares Outstanding
Basic	41,604	41,422	41,527	41,359
Diluted	41,709	41,633	41,632	41,568

Basic net financial (loss) earnings per share	$(0.27)	$0.02	$2.71	$2.58

NJR ENERGY SERVICES

The following table is a computation of Financial margin at Energy Services:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands)	2012	2011	2012	2011
Operating revenues	$451,360	$548,041	$1,580,611	$2,052,303
Less: Gas purchases	451,362	555,695	1,574,246	2,016,704
Add:
Unrealized loss (gain) on derivative instruments and related transactions	18,250	(16,717)	35,566	36,676
Effects of economic hedging related to natural gas inventory	(22,075)	29,574	(4,891)	(28,604)

Financial margin	$(3,827)	$5,203	$37,040	$43,671

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to Financial margin is as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands)	2012	2011	2012	2011
Operating (loss) income	$(7,328)	$(14,076)	$(12,496)	$17,746
Add:
Operation and maintenance expense	7,105	6,147	17,759	16,682
Depreciation and amortization	11	15	59	61
Other taxes	210	260	1,043	1,110

Subtotal – Gross margin	(2)	(7,654)	6,365	35,599
Add:
Unrealized loss (gain) on derivative instruments and related transactions	18,250	(16,717)	35,566	36,676
Effects of economic hedging related to natural gas inventory	(22,075)	29,574	(4,891)	(28,604)

Financial margin	$(3,827)	$5,203	$37,040	$43,671

A reconciliation of Energy Services Net income to Net financial earnings, is as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands)	2012	2011	2012	2011
Net (loss) income	$(4,851)	$(8,928)	$(8,605)	$13,479
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	11,540	(10,571)	22,489	23,190
Effects of economic hedging related to natural gas, net of taxes	(13,959)	18,701	(3,093)	(18,086)

Net financial (loss) earnings	$(7,270)	$(798)	$10,791	$18,583

NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE

11.1 Percent Total Shareowner Return in Fiscal 2012; Net Financial Earnings Grow by 5 Percent

NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except per share data)	2012	2011	2012	2011
OPERATING REVENUES
Utility	$103,552	$109,651	$627,713	$971,724
Nonutility	464,918	561,250	1,621,210	2,037,485

Total operating revenues	568,470	670,901	2,248,923	3,009,209

OPERATING EXPENSES
Gas purchases
Utility	58,612	64,528	268,459	534,363
Nonutility	451,075	555,608	1,572,949	2,016,208
Operation and maintenance	52,058	48,988	171,045	163,111
Regulatory rider expenses	3,529	3,726	40,350	51,246
Depreciation and amortization	10,917	8,925	41,643	34,370
Energy and other taxes	6,585	6,772	45,787	66,910

Total operating expenses	582,776	688,547	2,140,233	2,866,208

OPERATING (LOSS) INCOME	(14,306)	(17,646)	108,690	143,001
Other income	701	1,321	2,128	3,747
Interest expense, net	5,578	4,538	20,844	19,623

(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(19,183)	(20,863)	89,974	127,125
Income tax (benefit) provision	(8,172)	(10,997)	7,729	37,665
Equity in earnings of affiliates	2,318	2,355	10,634	11,839

NET (LOSS) INCOME	$(8,693)	$(7,511)	$92,879	$101,299

(LOSS) EARNINGS PER COMMON SHARE
BASIC	$(0.21)	$(0.18)	$2.24	$2.45
DILUTED	$(0.21)	$(0.18)	$2.23	$2.44

DIVIDENDS PER COMMON SHARE	$0.38	$0.36	$1.52	$1.44

AVERAGE SHARES OUTSTANDING
BASIC	41,604	41,422	41,527	41,359
DILUTED	41,709	41,633	41,632	41,568

NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE

11.1 Percent Total Shareowner Return in Fiscal 2012; Net Financial Earnings Grow by 5 Percent

NEW JERSEY RESOURCES

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except per share data)	2012	2011	2012	2011
Operating Revenues
Natural Gas Distribution	$103,552	$109,651	$627,713	$971,724
Clean Energy Ventures	980	534	2,257	862
Energy Services	451,360	548,041	1,580,611	2,052,303
Energy Holdings	—	—	—	—
Retail and Other	12,895	13,057	42,195	39,960

Sub-total	568,787	671,283	2,252,776	3,064,849
Eliminations	(317)	(382)	(3,853)	(55,640)

Total	$568,470	$670,901	$2,248,923	$3,009,209

Operating (Loss) Income
Natural Gas Distribution	$(7,645)	$(4,635)	$124,608	$123,165
Clean Energy Ventures	(3,523)	(2,656)	(12,201)	(4,759)
Energy Services	(7,328)	(14,076)	(12,496)	17,746
Energy Holdings	(323)	(694)	(1,014)	(1,158)
Retail and Other	3,459	3,613	5,548	4,271

Sub-total	(15,360)	(18,448)	104,445	139,265
Eliminations	1,054	802	4,245	3,736

Total	$(14,306)	$(17,646)	$108,690	$143,001

Equity in Earnings of Affiliates
Energy Holdings	$3,179	$3,033	$14,308	$14,904
Eliminations	(861)	(678)	(3,674)	(3,065)

Total	$2,318	$2,355	$10,634	$11,839

Net (Loss) Income
Natural Gas Distribution	$(5,217)	$(3,053)	$73,238	$71,322
Clean Energy Ventures	(1,350)	1,277	19,452	6,761
Energy Services	(4,851)	(8,928)	(8,605)	13,479
Energy Holdings	1,311	1,075	6,749	6,780
Retail and Other	1,506	2,174	2,366	3,087

Sub-total	(8,601)	(7,455)	93,200	101,429
Eliminations	(92)	(56)	(321)	(130)

Total	$(8,693)	$(7,511)	$92,879	$101,299

Net Financial (Loss) Earnings
Natural Gas Distribution	$(5,217)	$(3,053)	$73,238	$71,322
Clean Energy Ventures	(1,350)	1,277	19,452	6,761
Energy Services	(7,270)	(798)	10,791	18,583
Energy Holdings	1,311	1,075	6,749	6,780
Retail and Other	1,506	2,174	2,366	3,087

Sub-total	(11,020)	675	112,596	106,533
Eliminations	(127)	—	(179)	—

Total	$(11,147)	$675	$112,417	$106,533

Throughput (Bcf)
NJNG, Core Customers	9.2	8.0	60.9	71.1
NJNG, Off System/Capacity Management	28.4	27.8	99.6	107.0
NJRES Fuel Mgmt. and Wholesale Sales	159.7	132.4	558.2	480.9

Total	197.3	168.2	718.7	659.0

Common Stock Data
Yield at September 30	3.3%	3.4%	3.3%	3.4%
Market Price
High	$47.53	$47.45	$50.48	$47.45
Low	$43.40	$39.60	$40.10	$38.94
Close at September 30	$45.72	$42.57	$45.72	$42.57
Shares Out. at September 30	41,620	41,422	41,620	41,422
Market Cap. at September 30	$1,902,850	$1,763,325	$1,902,850	$1,763,325

NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE

11.1 Percent Total Shareowner Return in Fiscal 2012; Net Financial Earnings Grow by 5 Percent

NATURAL GAS DISTRIBUTION

(Unaudited)	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except customer & weather data)	2012	2011	2012	2011
Utility Gross Margin
Operating revenues	$103,552	$109,651	$627,713	$971,724
Less:
Gas purchases	59,436	65,538	274,370	592,909
Energy and other taxes	4,750	4,916	37,241	58,520
Regulatory rider expense	3,529	3,726	40,350	51,246

Total Utility Gross Margin	$35,837	$35,471	$275,752	$269,049

Utility Gross Margin, Operating Income and Net Income
Residential	$19,973	$19,998	$173,451	$172,280
Commercial, Industrial & Other	6,799	6,858	45,673	45,319
Firm Transportation	7,432	6,846	46,773	41,715

Total Firm Margin	34,204	33,702	265,897	259,314
Interruptible	146	124	470	411

Total System Margin	34,350	33,826	266,367	259,725
Off System/Capacity Management/FRM/Storage Incentive	1,487	1,645	9,385	9,324

Total Utility Gross Margin	35,837	35,471	275,752	269,049
Operation and maintenance expense	33,613	30,728	111,998	108,800
Depreciation and amortization	9,006	8,490	35,247	33,140
Other taxes not reflected in gross margin	863	888	3,899	3,944

Operating (Loss) Income	$(7,645)	$(4,635)	$124,608	$123,165

Net (Loss) Income	$(5,217)	$(3,053)	$73,238	$71,322

Throughput (Bcf)
Residential	2.6	2.7	32.9	42.3
Commercial, Industrial & Other	0.6	0.6	6.5	8.3
Firm Transportation	1.2	1.2	11.2	12.2

Total Firm Throughput	4.4	4.5	50.6	62.8
Interruptible	4.8	3.5	10.3	8.3

Total System Throughput	9.2	8.0	60.9	71.1
Off System/Capacity Management	28.4	27.8	99.6	107.0

Total Throughput	37.6	35.8	160.5	178.1

Customers
Residential	423,871	428,694	423,871	428,694
Commercial, Industrial & Other	24,985	25,666	24,985	25,666
Firm Transportation	51,214	40,523	51,214	40,523

Total Firm Customers	500,070	494,883	500,070	494,883
Interruptible	41	41	41	41

Total System Customers	500,111	494,924	500,111	494,924
Off System/Capacity Management*	32	40	32	40

Total Customers	500,143	494,964	500,143	494,964

*The number of customers represents those active during the last month of the period.
Degree Days
Actual	32	24	3,698	4,686
Normal	36	40	4,747	4,721

Percent of Normal	88.9%	60.0%	77.9%	99.3%

NEW JERSEY RESOURCES REPORTS ANOTHER YEAR OF IMPROVED FINANCIAL PERFORMANCE

11.1 Percent Total Shareowner Return in Fiscal 2012; Net Financial Earnings Grow by 5 Percent

CLEAN ENERGY VENTURES

(Unaudited)	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except customer and megawatt)	2012	2011	2012	2011
Operating Revenues	$980	$534	$2,257	$862

Depreciation and Amortization	$1,727	$278	$5,680	$421

Operating (Loss)	$(3,523)	$(2,656)	$(12,201)	$(4,759)

Income Tax Benefit	$2,497	$3,996	$32,507	$11,604

Net (Loss) Income	$(1,350)	$1,277	$19,452	$6,761

Solar Renewable Energy Certificates Generated	14,961	1,197	35,126	2,077

Solar Renewable Energy Certificates Sold	3,930	1,080	7,363	1,788

Megawatts Installed	1.9	7.1	26.1	9.8

Megawatts Under Construction	9.4	20.5	9.4	20.5

ENERGY SERVICES
Operating Income
Operating Revenues	$451,360	$548,041	$1,580,611	$2,052,303
Gas Purchases	451,362	555,695	1,574,246	2,016,704

Gross Margin	(2)	(7,654)	6,365	35,599
Operation and maintenance expense	7,105	6,147	17,759	16,682
Depreciation and amortization	11	15	59	61
Energy and other taxes	210	260	1,043	1,110

Operating (Loss) Income	$(7,328)	$(14,076)	$(12,496)	$17,746

Net (Loss) Income	$(4,851)	$(8,928)	$(8,605)	$13,479

Financial Margin	$(3,827)	$5,203	$37,040	$43,671

Net Financial (Loss) Earnings	$(7,270)	$(798)	$10,791	$18,583

Gas Sold and Managed (Bcf)	159.7	132.4	558.2	480.9

ENERGY HOLDINGS
Equity in Earnings of Affiliates	$3,179	$3,033	$14,308	$14,904

Operation and Maintenance	$335	$692	$1,008	$1,094

Interest Expense	$615	$737	$2,665	$3,165

Net Income	$1,311	$1,075	$6,749	$6,780

RETAIL AND OTHER
Operating Revenues	$12,895	$13,057	$42,195	$39,960

Operating Income	$3,459	$3,613	$5,548	$4,271

Net Income	$1,506	$2,174	$2,366	$3,087

Total Customers at September 30	134,938	138,211	134,938	138,211